Explanation of Responses

As of the date of this filing, WPM, L.P., a Delaware limited partnership (“WPM”) is the direct record holder of 41,124,148 shares of Fidelity National Information Services, Inc. (“FIS”) common stock.  On September 6, 2011, WPM acquired 43,440 shares of FIS common stock for $0.01 per share pursuant to a stock purchase right granted to WPM under the Stock Purchase Right Agreement (the “Stock Purchase Right Agreement”), dated as of March 31, 2009, by and among FIS, WPM and Metavante Technologies, Inc.  The Stock Purchase Right Agreement was included as Exhibit 2 to the Schedule 13D, filed by WPM with respect to FIS on October 9, 2009 with the U.S. Securities and Exchange Commission.

WPM GP, LLC, a Delaware limited liability company (“WPM GP”), is the sole general partner of WPM.  Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), is the sole member of WPM GP. Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”), is the sole general partner of WP IX.  Warburg Pincus Partners LLC, a New York limited liability company (“WP Partners”), is the sole member of WP IX LLC.  Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners.  Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX. Messrs. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC and may be deemed to control WPM, WPM GP, WP IX, WP IX LLC, WP Partners, WP and WP LLC.  By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of WPM GP, WP IX, WP IX LLC, WP Partners, WP, WP LLC, and Messrs. Kaye and Landy may be deemed to be the beneficial owners of any securities that may be deemed to be beneficially owned by WPM.  Each of WPM GP, WP IX, WP IX LLC, WP Partners, WP, WP LLC, and Messrs. Kaye and Landy disclaim beneficial ownership of all shares of FIS common stock except to the extent of any indirect pecuniary interest therein.

James Neary, the reporting person, who became a director of FIS on October 1, 2009, is a Partner of WP and a Managing Director and Member of WP LLC.  As such, Mr. Neary may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WPM.  Mr. Neary disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.